UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

CECO ENVIRONMENTAL CORP.

(Exact Name of registrant as specified in its charter)

Delaware	0-7099	13-2566064
(State or other jurisdiction of in corporation)	(Commission File Number)	(IRS Employer Identification No.)

3120 Forrer Street,

Cincinnati, OH 45209

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (416) 593-6543

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Stock Purchase Agreement

On August 1, 2008, CECO Environmental Corp. (the “Company”), through a subsidiary, acquired all of the stock of Flextor Inc., a Quebec company (“Flextor”), pursuant to the terms of a Stock Purchase Agreement (the “SPA”) dated August 1, 2008, among the Company, 9199-3626 Quebec Inc., Michael dos Santos, The Dos Santos Family Trust, Thierry Allegrucci, The Allegrucci Family Trust, Francois Rouviere and Antandamy Investments Inc. Flextor is a provider of engineered-to-order dampers and expansion joints for the power, natural gas, cement, smelting, incineration, and other industries.

Asset Purchase Agreement

Fisher-Klosterman, Inc. (“FKI”), a subsidiary of the Company, purchased all of the assets and assumed certain liabilities of Shideler, Inc. (f/k/a/ A.V.C. Specialists, Inc.) (“AVC”) on August 1, 2008 pursuant to an Asset Purchase Agreement (the “APA”) dated August 1, 2008 by and among FKI, AVC, and Thomas J. Shideler and Barbara Shideler.

The consideration paid for Flextor and AVC is approximately $8 million cash in the aggregate, subject, with respect to Flextor, certain adjustments, including a three year earn-out. The acquisitions were financed with the proceeds of the Subordinated Debt described in Item 2.03 and from the Company’s credit facility.

The parties to both the SPA and the APA have made customary representations, warranties and covenants therein. The assertions embodied in those representations and warranties were made for purposes of the SPA and APA, respectively, and are subject to qualifications and limitations agreed by the respective parties in connection with negotiating the terms of the SPA and APA, respectively. In addition, certain representations and warranties made as of a specified date may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Fourth Amendment to Credit Agreement

On August 1, 2008, Ceco Environmental Corp. (the “Company”) entered into a Fourth Amendment to Credit Agreement (“Amendment”). The Amendment was entered into among the Company, Ceco Group, Inc, Ceco Filters, Inc., New Busch Co., Inc., The Kirk & Blum Manufacturing Company, Kbd/Technic, Inc., CecoAire, Inc., Ceco Abatement Systems, Inc., H.M. White, Inc., Effox Inc., GMD Environmental Technologies, Inc., FKI, LLC, CECO Mexico Holdings LLC and Fisher-Klosterman, Inc.(“FKI”) (all of which are direct or indirect subsidiaries of the Company and collectively with the Company, the “Borrowers”) and Fifth Third Bank, an Ohio banking corporation (“Lender”). The Amendment amends the Credit Agreement entered into December 29, 2007 with Lender and certain Borrowers, as amended by the First Amendment to Credit Agreement dated as of June 8, 2006, Second Amendment to Credit Agreement dated as of February 28, 2007, and Third Amendment to Credit Agreement dated as of February 29, 2008 (as amended, the “Credit Agreement”).

The Amendment amends the Credit Agreement to (i) consent to the acquisition by FKI of substantially all of the assets of AVC, (ii) consent to the acquisition by a wholly owned subsidiary of the Company of all of the shares of Flextor, (iii) consent to a $5,000,000 loan by Phillip DeZwirek (“DeZwirek”) to the Company, and (iv) to make certain other additional changes.

Registration Rights Agreement

In connection with the Subordinated Debt as described in Item 2.03, the Company and DeZwirek entered into a registration rights agreement, dated July 31, 2008 (the “Registration Rights Agreement”), providing DeZwirek with piggyback registration rights in the event the Company registers its stock in a primary offering. The Registration Rights Agreement provides for customary cross indemnification.

Security Agreement

The Subordinated Debt is secured by a general lien on the Company and its subsidiaries’ (other than foreign subsidiaries) assets pursuant to a Security Agreement entered into with the Company and such subsidiaries for the benefit of DeZwirek on July 31, 2008. The lien is subordinate and subject to the Lender’s rights and interests in such assets pursuant to a Subordination Agreement entered into between DeZwirek and Lender.

The description set forth herein of the terms and conditions of the SPA, the APA, and the Amendment are qualified in their entirety by reference to the full text of the SPA, the APA and the Amendment, which are filed with this report as Exhibits 2.1, 2.2 and 10.1, respectively, and incorporated by reference into this Item 1.01.

The description of the Note in Item 2.03 is hereby incorporated into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this current report on Form 8-K under the heading, “Fourth Amendment to Credit Agreement” is hereby incorporated by reference into this Item 2.03.

On July 31, 2008, the Company issued a Subordinated Convertible Promissory Note (the “Note”) in the amount of Canadian $5,000,000 (the “Subordinated Debt”) to Phillip DeZwirek, the Chairman and CEO of the Company. The Canadian $5,000,000 proceeds received by the Company were used to finance a portion of the Flextor acquisition. The Note provides for interest to accrue at the rate of 10% per annum in 2008, 11% per annum in 2009, and 12% per annum commencing January 1, 2010 until paid. Interest payments are payable semi-annually subject to the Subordination Agreement with the Lender. The holder of the Note may convert at any time, commencing August 4, 2008, the outstanding principal and accrued and unpaid interest under the Note into common stock of the Company at a per share price of $5.83, the closing consolidated bid price immediately preceding the entering into of the Note.

The Note’s maturity date is the earlier of July 31, 2010 or six (6) months after repayment of the Lender facility. The Note also matures in the event of (i) a merger or reorganization of the Company that results in a change of control, (ii) the sale of 50% of the assets of the Company, or (iii) any sale of any division of the Company in excess of $5 million. To the extent that the Company completes an equity financing in excess of $10 million, 25% of the amount in excess of the $10 million is required to be used to repay the Subordinated Debt, provided that the Company is not in default under the Credit Agreement. The holder of the Note may also elect to be repaid in the event a third party, including an affiliate of the holder, agrees within 90 days of the date of the Note to refinance the Subordinated Debt.

Item 3.02.	Unregistered Sales of Equity Securities

Item 2.03 is incorporated herein by reference to this Item 3.02. As of the date of the issuance of the Note, using the noon buying rate of the Federal Reserve Bank of New York as of July 31, 2008, the number of shares of common stock that could be issued under the Note is 835,818. Because accrued interest may be converted, such number of shares may increase as interest accrues. The number of shares issued is also subject to the fluctuation of the exchange rates. The Note was issued in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act as a private offering. Such issuance did not involve a public offering, and was made without general solicitation or advertising.

Item 8.01.	Other Events

The Company issued a press release on August 4, 2008 announcing the acquisition of Flextor and AVC. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 2.1	Stock Purchase Agreement dated August 1, 2008 (Schedules Omitted)

Exhibit 2.2	Asset Purchase Agreement dated August 1, 2008 (Schedules Omitted)

Exhibit 10.1	Fourth Amendment to Credit Agreement dated August 1, 2008

Exhibit 99.1	Press Release August 4, 2008

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: August 4, 2008	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President – Finance and Administration

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